Exhibit 10.3

ESCROW AGREEMENT

This ESCROW AGREEMENT, dated as of January 10, 2005 (this “Agreement”), by and among Genetronics Biomedical Corporation, a Delaware corporation (the “Company”), the Purchasers set forth on the execution pages hereof (the “Purchasers”) and Computershare Trust Company of Canada, as escrow agent (the “Escrow Agent”). Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement (as defined below).

W I T N E S S E T H

WHEREAS, pursuant to the Securities Purchase Agreement of even date herewith (the “Purchase Agreement”) by and among the Company and the Purchasers, the Purchasers have agreed to acquire an aggregate of 1,540,123 Shares of Common Stock from the Company, upon the terms and subject to the conditions set forth in the Purchase Agreement;

WHEREAS, the Purchase Agreement provides that the Company is to deposit with the Escrow Agent an aggregate of 1,540,123 Shares of Common Stock (the “Escrow Shares”) against delivery of the Purchasers’ Investment Amounts upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Purchase Agreement provides that the Purchasers promise to pay the Company, or its registered assignees, the principal sum of $6,237,500.00 or such lessor amount as shall equal the outstanding principal amount, upon the terms and subject to the conditions set forth in Note (the “Investment Amount”);

WHEREAS, on the date of the Purchase Agreement, each Purchaser paid a non-refundable amount equal to twenty percent (20%) of its Investment Amount by wire transfer to the Company and a duly executed full recourse promissory note (the “Note”) representing the remaining eighty percent (80%) of its Investment Amount, against delivery to the Escrow Agent of certificates representing the Escrow Shares;

WHEREAS, the Company delivered the Escrow Shares to the Escrow Agent against delivery of such Purchaser’s Investment Amount;

WHEREAS, the Escrow Shares delivered to the Escrow Agent shall be held by the Escrow Agent until such time as all outstanding principal due under such Purchaser’s Note has been paid in full, which shall be no later than September 30, 2005, unless paid earlier pursuant to the default provisions set forth in Section 3 of the Note or pursuant to the mandatory prepayment provisions in Section 4 of the Note (collectively, the “Due Date”);

WHEREAS, the Escrow Agent shall disburse the Escrow Shares pursuant to the terms of this Agreement.

WHEREAS, the Escrow Agent is willing to act as Escrow Agent, upon the express terms and subject to the express conditions of this Agreement;

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereby agree as follows:

1. Appointment of Escrow Agent. The Company and the Purchasers hereby appoint the Escrow Agent to act as agent on their behalf pursuant to this Agreement and the Escrow Agent hereby consents to its appointment in such capacity on the terms and conditions of this Agreement.

2. Deposit of Escrow Shares. The Company shall deposit with the Escrow Agent the Escrow Shares. The Escrow Shares shall be held by the Escrow Agent for the benefit of the Company and the Purchasers in accordance with the terms and conditions of the Purchase Agreement and this Agreement.

3. Release of Escrow Shares. Subject to any of the other provisions of this Agreement including, without limitation, Section 4.1 below, the Escrow Agent is hereby authorized to disburse all or part of the Escrow Shares to the Purchasers upon receipt of and in accordance with joint written instructions signed by the Company and the Purchasers, at any time on or prior to the Due Date. In the event that the Escrow Agent does not receive such instructions, with respect to the disbursement of all or any part of the Escrow Shares, by 5:00 p.m. California time on the Due Date, any Shares constituting such non-disbursed portion of the Escrow Shares shall be automatically cancelled and the certificates representing such Shares shall be returned to the Company without any further action or instruction by the Company or any other parties hereto.

Notwithstanding any other provision contained herein, the Company agrees that it will provide, within a commercially reasonable period of time, the Escrow Agent with written notice of either of the following:

(a) prepayment of the Note in accordance with its terms including, without limitation, the default provisions set forth in Section 3 of the Note and the mandatory prepayment provisions in Section 4 of the Note; and

(b) the failure of a Purchaser to pay his, her or its, as the case may be, Investment Amount in full by the Due Date,

upon receipt of which the Escrow Agent will act, without any further action or direction from any of the other parties hereto, in accordance with the instructions provided to it by the Company, which may include without limitation, the following:

(a) instructions directing the Escrow Agent to automatically cancel the certificates representing such Purchaser’s Escrow Shares that remain in Escrow and immediately return such certificates to the Company; or

(b) instructions directing the Escrow Agent to release to such Purchaser such portion of the Purchaser’s Escrow Shares from Escrow.

4. Escrow Agent.

4.1 Duties of Escrow Agent.

(a) The Escrow Agent shall treat the Escrow Shares with such degree of care as it treats it own similar property. It is agreed that the duties of the Escrow Agent are only such as are herein specifically provided, and the Escrow Agent shall have no other duties, implied or otherwise. The Escrow Agent’s duties are as a depository only, and the Escrow Agent shall incur no responsibility or liability whatsoever; except for its willful misconduct or gross negligence. The Escrow Agent may consult with counsel of its choice and shall not be responsible or liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the advice of such counsel (subject to the exception set forth above in the prior sentence). Except where the terms of this Agreement expressly refer thereto, the Escrow Agent shall not be bound in any way by any of the terms of the Purchase Agreement or any other agreement to which one or more of, the Company or the Purchasers are parties, whether or not the Escrow Agent has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not the Purchase Agreement or any other agreement has been complied with by the Company or the Purchasers or any other party thereto.

(b) As security for the due and punctual performance of any and all obligations to the Escrow Agent hereunder, now or hereafter arising, the Company and the Purchasers, individually and collectively, hereby pledge, assign and grant to the Escrow Agent a continuing security interest in, and a lien on, the Escrow Shares and all distributions thereon or additions thereto. The security interest of the Escrow Agent shall at all times be valid, perfected and enforceable by the Escrow Agent against the Company, the Purchasers and all third parties in accordance with the terms of this Agreement. If any fees, expenses or costs incurred by, or any obligations owed to, the Escrow Agent hereunder are not promptly paid when due, the Escrow Agent may reimburse itself therefore from the Escrow Shares and may sell, convey or otherwise dispose of any investment of the Escrow Shares for such purpose.

4.2 Reliance by Escrow Agent on Written Notices. The Escrow Agent may conclusively rely and shall be fully authorized and protected in relying upon any written notice, demand, certificate, advice, opinion or document which it, in good faith believes to be genuine. Set forth on the execution page hereto are the names of the persons authorized to act for each of the parties under this Agreement. The Escrow Agent may conclusively rely on and shall be authorized and fully protected in acting or failing to act upon this written, facsimile or electronically delivered instructions of those persons set out on the execution page hereto or by certification of an officer of a party with respect to any matter relating to the Escrow Agent acting as the Escrow Agent.

4.3 Risk to Escrow Agent. None of the provisions of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnification satisfactory to it against such risk or liability is not assured to it. In no event shall the Escrow Agent be liable (i) for any consequential, punitive or special damages, (ii) for the acts or omissions of its nominees, correspondents, designees, subagents or sub custodians, or (iii) for an amount in excess of the value of the Escrow Shares, valued as of the date of deposit. The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental or telex or other wire or communication facility.

4.4 No Investigation by Escrow Agent. The Escrow Agent shall not be required or bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

4.5 Escrow Agent’s Execution of Power. The Escrow Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians, or nominees appointed with due care, and shall not be responsible or liable for any willful misconduct or gross negligence on the part of any agent, attorney, custodian or nominee so appointed as finally determined by a non-appealable order of a court of competent jurisdiction.

4.6 Legal Proceedings. The Escrow Agent shall not be required to take notice of any default or to take any action with respect to such default involving any expense or liability, unless notice in writing of such default is formally given to The Manager, Corporate Trust Department, of the Escrow Agent and unless it is indemnified and funded, in a manner satisfactory to it, against such expense or liability.

4.7 Escrow Agent Reporting. Notwithstanding anything to the contrary herein, except as required by law, in no event shall the Escrow Agent be under a duty to file any reports or withhold or deduct any amounts in respect of taxes due for payments made pursuant to this Agreement.

4.8 Fees of Escrow Agent. The Company and the Purchasers severally covenant and agree to pay to the Escrow Agent from time to time, and the Escrow Agent shall be entitled to, the fees and expenses set forth on Schedule 1 and will further pay or reimburse the Escrow Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in accordance with any of the provisions hereof or any other documents executed in connection herewith (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ), which related expenses, disbursements and advances shall be paid by the requesting party, as set forth therein. All fees and amounts payable to the Escrow Agent under this Section 4.8 shall be payable fifty percent (50%) by the Company and fifty percent (50%) by the Purchasers. The obligations of the Company and the Purchasers under this Section 4.8 to compensate the Escrow Agent and to pay or reimburse the Escrow Agent for reasonable expenses, disbursements and advances shall survive the satisfaction and discharge of this Agreement or the earlier resignation or removal of the Escrow Agent.

4.9 Indemnification of the Escrow Agent. Without limiting any protection or indemnity of the Escrow Agent under any other provision hereof, or otherwise at law, every party to this Agreement hereby agrees to jointly and severally indemnify and hold harmless the Escrow Agent, its directors, officers, employees, and agents, and all of their respective representatives, heirs, successors and assigns (collectively the “Indemnified Parties”) from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Indemnified Parties in connection with the performance of the Escrow Agent’s duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the gross negligence or fraud of the Escrow Agent. This provision shall survive the resignation or removal of the Escrow Agent, or the termination of this Agreement. The Escrow Agent shall not be under any obligation to prosecute or to defend any action or suit in respect of the relationship which, in the opinion of its counsel, may involve it in expense or liability, unless the parties hereto shall, so often as required, furnish the Escrow Agent with satisfactory indemnity and funding against such expense or liability.

4.10 Successor to Escrow Agent. Any corporation or other entity whatsoever into which the Escrow Agent may be merged or converted or with which it may be consolidated, any corporation or other entity whatsoever resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party or any corporation or other entity whatsoever succeeding to the business of the Escrow Agent shall be the successor of the Escrow Agent hereunder with the execution or filing of any paper with any party hereto except where an instrument of transfer or assignment is required by law to effect such succession.

4.11 Resignation of Escrow Agent. If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to resign as the Escrow Agent hereunder, it may do so by giving prior written notice of such event to the Company and the Purchasers and thereafter delivering the Escrow Shares to any other escrow agent mutually agreed upon by the Company and the Purchasers as notified to the Escrow Agent in writing, and if no such escrow agent shall be designated by the Company and the Purchasers within sixty (60) calendar days of such written notice, then the Escrow Agent shall seek the appointment of its successor as prescribed by the clerk or other proper officer of a court of competent jurisdiction located within the State of California to the extent permitted by law (any such successor to the Escrow Agent, whether designated by the Company and the Purchasers or pursuant to the clause above or otherwise, is hereinafter referred to as the “Successor Agent”). The costs and expenses (including reasonable attorney’s fees and expenses) incurred by the Escrow Agent in connection with such proceeding for the appointment of a Successor Agent shall be paid by, and be deemed a joint and several obligation of the Company and the Purchasers, the Company and the Purchasers may, at any time after the date hereof, upon thirty (30) days prior written notice to the Escrow Agent agree in writing to appoint a Successor Agent for the resigning or removed Escrow Agent, whereupon the Escrow Agent shall deliver the Escrow Shares to such Successor Agent as provided below. The fees of any Successor Agent shall be borne severally by the Company and the Purchasers. Upon receipt of the identity of the Successor Agent, the Escrow Agent shall either deliver the Escrow Agent’s fees, costs and expenses or other obligations owed to the Escrow Agent, or hold such Escrow Shares (or any portion thereof), pending distribution, until all such fees, costs and expense or other obligations are paid. Upon delivery of the Escrow Shares to the Successor Agent, (i) the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Escrow Shares (except as otherwise provided herein) and (ii) all references herein to the “Escrow Agent” shall, where applicable, be deemed to include such Successor Agent and such Successor Agent shall thereafter become the Escrow Agent for all purposes of this Agreement.

4.12 Refusal to Act. The Escrow Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Escrow Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Escrow Agent, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the other parties to this Agreement, provided (i) that the Escrow Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Escrow Agent’s satisfaction within such 10 day period, then such resignation shall not be effective.

4.13 Waiver or Modification to Agreement. The Escrow Agent shall not be bound by any notice, claim or demand with respect to, or any waiver, modification, amendment, termination or rescission of this Agreement, unless received by it in writing, and signed by the parties hereto and if its duties herein are affected, unless it shall have given its prior written consent thereto.

4.14 Validity of Claim. The Escrow Agent shall not be required to make any determination or decision with respect to the validity of any claim made by any party or of any denial thereof but shall be entitled to rely conclusively on the terms hereof and the documents tendered to it in accordance with the terms hereof. Notwithstanding the foregoing, in the event of any disagreement between any of the parties to this Agreement, or between them or either of them and any other person, resulting in demands or adverse claims being made in connection with or for any asset involved herein or affected hereby, the Escrow Agent shall be entitled, at its discretion, to refuse to comply with any demands or claims on it, as long as such disagreement shall continue, and in so refusing the Escrow Agent may make no delivery or other disposition of any asset involved herein or affected hereby, and in so doing the Escrow Agent shall not be or become liable in any way or to any person or party for its failure or refusal to comply with such conflicting demands or adverse claims, and it shall be entitled to continue so to refrain from acting and so to refuse to act until the right of person or party shall have been finally adjudicated in a court assuming and having jurisdiction on the asset involved herein or affected hereby, or all differences shall have been adjusted by agreement and the Escrow Agent shall have been notified thereof in writing signed by all persons and parties interested.

5. Miscellaneous.

5.1 Construction: Interpretation. The heading contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, Article, Section, schedule, exhibit, recital and party references are to this Agreement unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning and not strictly for or against any party.

5.2 Amendments and Modifications. No party hereto shall be bound by any modification, amendment, termination, cancellation, rescission or replacement of this Agreement unless the same shall be in writing and signed by it

5.3 Notices. All notices and other communication hereunder shall be in writing and shall be effective when actually received by the party to which such notice is sent (which in the case of the Escrow Agent is its Corporate Trust Department), as follows:

If to Company, to:	Copy to:
(Which shall not
constitute notice)
Thomas Poletti, Esq.
Genetronics Biomedical Corporation	Kirkpatrick & Lockhart Nicholson
11199 Sorrento Valley Road	Graham LLP
San Diego, CA 92121	10100 Santa Monica Boulevard
Tel: (858) 597-6006	7th Floor
Fax: (858) 597-0451	Los Angeles, CA 90067
Attn: Peter Kies	Tel: (310) 552-5000
Chief Financial Officer	Fax: (310) 552-5001
If to Purchasers, to:	Copy to:
(Which shall not
constitute notice)
If to Escrow Agent, to:	Copy to:
(Which shall not
constitute notice)
Computershare Trust Company of Canada	Genetronics Biomedical Corporation
510 Burrard Street, 3rd Floor	11199 Sorrento Valley Road
Vancouver, British Columbia	San Diego, CA 92121
V6C 3B9	Attention: Peter Kies
Attention: Manager, Corporate Trust	Chief Financial Officer
Tel: 604-661-9400	Tel: (858) 597-6006
Fax: 604-661-9403	Fax: (858) 597-0451

or to such other address as the person to whom notice is being given may have previously furnished to the other parties in writing in the manner set forth above.

5.4 Assignment. Subject to Section 4.10, neither this Agreement nor any of the rights, interests or obligation hereunder shall be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the Company, the Purchasers and the Escrow Agent; provided that either the Company or the Purchasers may assign its rights to any affiliate, but no such assignment shall relieve the assignor of its obligations hereunder. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successor and permitted assigns.

5.5 Termination of Agreement. This Agreement shall terminate upon the mutual written express agreement of the Company and the Purchasers. In any event, this Agreement shall terminate when all the Escrow Shares have been cancelled or delivered according to the terms of this Agreement.

5.6 Representation. Each of the parties hereby represents and warrants (a) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery, and performance of this Agreement by it does not violate any application law or regulation.

5.7 Third Party Representation. Each party to this Agreement hereby represents to the Escrow Agent that any account to be opened by, or interest to held by the Escrow Agent in connection with this Agreement, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Escrow Agent’s prescribed form as to the particulars of such third party.

5.8 Other Miscellaneous Provisions.

(a) This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(b) Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday, such time shall be extended to the next day on which Escrow Agent is open for business.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of California. Notwithstanding the foregoing, the performance or discharge by the Escrow Agent of any of its rights, powers, duties or responsibilites under this Agreement shall be construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Each of the parties hereto hereby waives its right to trial by jury in any such proceedings. To the extent that in any jurisdiction any party may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, such party hereby irrevocably agrees not to claim, and hereby waives, such immunity.

(d) No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions Computershare Trust Company of Canada by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Escrow Agent.

(e) The Escrow Agent does not have any interest in the Escrow Shares but is serving as escrow holder only and having only possession thereof. The Company and the Purchasers shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Shares incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent for any amounts that it is obligated to pay in the way of such taxes. Any payments of income in respect of the Escrow Shares shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with the appropriate form for tax I.D. number certifications.

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THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, each of the parties has caused this Escrow Agreement to be executed by a duly authorized officer as of the day and year first written above.

COMPANY

Genetronics Biomedical Corporation

By:

Name: Avtar Dhillon

Title: President & Chief Executive Officer

PURCHASERS

By:

Name:

Title:

Computershare Trust Company of Canada,

as Escrow Agent

By:

Name:

Title: